                                                                    EXHIBIT 10.5



                                TSG CORPORATION
                             SUBORDINATED DEBENTURE


July 2, 1996                      $850,000,000                           No. 002


                 TSG Corporation, a Delaware corporation (the "Company"), for value received, hereby promises to pay to AMR CORPORATION., a Delaware corporation (the "Lender"), or registered assigns, the principal amount of Eight Hundred Fifty Million and No/100 Dollars ($850,000,000), as such principal amount may be decreased from time to time as provided below, on September 30, 2004, with accrued interest payable semiannually on each September 30 and March 31 (each, an "Interest Payment Date"), commencing September 30, 1996, and at maturity, at the rates set forth, or determined as set forth, below. Payments of principal and interest shall be made in lawful money of the United States of America to such account as the Lender shall designate from time to time.

                 This Debenture may be prepaid at the option of the Company in whole or in part on (and only on) any Interest Payment Date, together with accrued and unpaid interest on the principal amount being prepaid to the date of prepayment. The Lender shall record in its books the amounts of any principal so prepaid, and, prior to any transfer of this Debenture, the Lender shall make a notation on Schedule A attached hereto of such prepayments, if any.

                 Interest will accrue on the outstanding principal amount of this Debenture as follows:

                 (a) for the period from and including the date hereof through and including September 30, 1996, at a rate per annum of 7.2249%; and

                 (b) for each six-month period thereafter (each such period commencing on October 1 or April 1 and ending on and including the following March 31 or September 30, respectively, and being herein referred to as an "Interest Period"), at a rate per annum equal to the sum of the applicable London Interbank Offered Rate for such Interest Period plus the applicable LIBOR Margin (as such LIBOR Margin may be adjusted from month to month during such Interest Period as provided below).

                 The "London Interbank Offered Rate" applicable to any Interest Period means the interest rate per annum equal to the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the rates per annum at which deposits in Dollars are offered in the principal London interbank market as shown on Page LIBO of the Reuters Money Service Monitor System (or such other page as may replace Reuters page LIBO) or, if such service is not available, as shown on Page 3750 of the Telerate Systems Incorporated screen service (or such other page as may replace Telerate Page 3750) or, if neither of such services is available, as shown on any similar financial services system designated by Lender, at approximately 11:00 a.m. (London time) on the day (the "Reset Date") that is two London Business Days prior to the first day of the applicable Interest Period in an amount approximately equal to the then outstanding principal amount of this Debenture for a six-month interest period.

                 "Dollars" means the lawful currency of the United States of America.

                 "London Business Day" means any day other than a Saturday, Sunday or other day on which commercial banking institutions in New York, New York or London, England are authorized or required by law, regulation or executive order to be closed and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

                 The "LIBOR Margin" means, with respect to each month of any Interest Period, the amount set forth below corresponding to the "Level" status that exists for such month:

        STATUS              LEVEL I               LEVEL II               LEVEL III              LEVEL IV

     LIBOR Margin       30 basis points        50 basis points        160 basis points      290 basis points

                 Subject to the fourth succeeding paragraph, "Level I Status" exists for any month in which (a) the Company's senior unsecured long-term debt is not rated by either Moody's or S&P and the Company's ratio of Net Debt to Total Capital on the last day of the second month preceding the month for which the LIBOR Margin is being determined (e.g. the LIBOR Margin determined for March will be based on the Net Debt to Total Capital ratio on January 31) is less than .2 : 1.0 or (b) the Company's senior unsecured long-term debt is rated "A" or better by S&P or "A2" or better by Moody's.

                 Subject to the third succeeding paragraph, "Level II Status" exists for any month in which (a) the Company's senior unsecured long-term debt is not rated by either Moody's or S&P and the Company's ratio of Net Debt to Total Capital on the last day of the second month preceding the month for which the LIBOR Margin is being determined, is equal to or greater than .2 : 1.0 but less than .4 : 1.0 or (b) the Company's senior unsecured long-term debt is rated "BBB" or better (but less than "A") by S&P or "Baa2" or better (but less than "A2") by Moody's.

                 Subject to the second succeeding paragraph, "Level III Status" exists for any month in which (a) the Company's senior unsecured long-term debt is not rated by either Moody's or S&P and the Company's ratio of Net Debt to Total Capital on the last day of the second month preceding the month for which the LIBOR Margin is being determined, is equal to or greater than .4 : 1.0 but less than 1.1 : 1.0 or (b) the Company's senior unsecured long-term debt is rated "BB" or better (but less than "BBB") by S&P or "Ba2" or better (but less than "Baa2") by Moody's.

                 Subject to the next succeeding paragraph, "Level IV Status" exists for any month in which (a) the Company's senior unsecured long-term debt is not rated by either Moody's or S&P and the Company's ratio of Net Debt to Total Capital on the last day of the second month preceding the month for which the LIBOR Margin is being determined, is equal to or greater than 1.1 : 1 or
(b) the

Company's senior unsecured long-term debt is rated lower than "BB" by S&P and less than "Ba2" by Moody's.

                 If the Company's senior unsecured long-term debt is rated by only one of the Rating Agencies, the Company's "Level" status shall be determined according to the rating assigned by that Rating Agency. If the rating assigned to the Company's senior unsecured long-term debt by one Rating Agency would result in a different "Level" status than the rating assigned by the other Rating Agency, the "Level" status shall be determined based on the higher of the two ratings (i.e., the lower Level) unless there is more than one rating notch of difference between the ratings (one rating notch of difference is a difference equal to the difference between BBB and BBB- for S&P or Baa1 and Baa2 for Moody's, for example), in which case the average of the two ratings (rounded down in the event the average falls between two notches) will be used to determine the Company's "Level" status.

                 "Net Debt" of any person means, at any date, the remainder of
(i) without duplication, the sum of (A) all obligations of such person for borrowed money, (B) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, (C) all obligations of such person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (D) all obligations of such person as lessee which are capitalized in accordance with generally accepted accounting principles, (E) all indebtedness of others secured by a Lien on any asset of such person, whether or not such indebtedness is assumed by such person, and (F) all indebtedness of others Guaranteed by such person minus (ii) cash. Net Debt of any person includes the Net Debt of its consolidated subsidiaries.

                 "Total Capital" of the Company means, at any date, the sum of Net Debt of the Company and its consolidated subsidiaries plus the Company's stockholders' equity as such stockholders' equity is reflected on the Company's consolidated balance sheet (prepared on a basis and in a manner reasonably satisfactory to the Lender).

                 "cash" means, at any date, the sum of (i) cash and cash equivalents as such cash and cash equivalents are reflected on the consolidated balance sheet of the Company plus (ii) any outstanding TSG Advances (as defined in the Credit Agreement between American Airlines, Inc. and The SABRE Group, Inc.).

                 "Guarantee" means any obligation, contingent or otherwise, directly or indirectly guaranteeing any indebtedness or other obligation of any other corporation, partnership, individual, trust, association or any other organization or entity and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                 "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Debenture, the Company or any of its subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                 "Moody's" means Moody's Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency or, if neither Moody's Investors Service, Inc. nor any such successor shall remain in the business of rating corporate debt obligations, a nationally recognized rating agency in the United States of America selected by the Lender and reasonably satisfactory to the Company.

                 "Rating Agencies" means Moody's and S&P.

                 "S&P" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., a New York corporation, and any successor thereto that is a nationally recognized rating agency or, if neither Standard & Poor's Ratings Services nor any such successor shall remain in the business of rating corporate debt obligations, a nationally recognized rating agency in the United States of America selected by the Lender and reasonably satisfactory to the Company.

                 This Debenture is a registered Debenture and is transferable only upon surrender of this Debenture for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the Lender or its attorney duly authorized in writing. References in this Debenture to the "Lender" or to "holder" shall mean the person in whose name this Debenture is at the time registered on the register kept by the Company, and the Company may treat such person as the owner of this Debenture for the purpose of receiving payment and for all other purposes.

                 This Debenture and the right of the Lender to receive payments hereunder shall, for all purposes and in all respects, be subordinated to, and subject in right to the prior payment to the extent set forth herein, of all indebtedness incurred by the Company after the date hereof for money borrowed and any deferrals, renewals or extensions of any such indebtedness, or debentures, notes or other evidences of indebtedness issued in exchange for such indebtedness (all such indebtedness herein referred to as the "Superior Indebtedness").

                 No payments on account of principal or interest on this Debenture shall be made at any time unless full payment of amounts then due for principal, premium, if any, sinking funds and interest on Superior Indebtedness has been made or duly provided for in money or money's worth. No payment on account of principal or interest on this Debenture shall be made if, at the time of such payment or immediately after giving effect thereto, there shall have been given under any Superior Indebtedness or any agreement pursuant to which any Superior Indebtedness is issued notice to the

Company of any default or any condition, event or act that, with lapse of time, would constitute a default.

                 Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due upon all Superior Indebtedness shall first be paid in full, or payment thereof provided for in money or money's worth, before the holders of the indebtedness evidenced by this Debenture shall be entitled to retain any assets so paid or distributed in respect thereof (for principal or interest or otherwise); and, upon any such dissolution or winding-up or liquidation or reorganization, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holder of this Debenture would be entitled, except for the provisions of this paragraph, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holder of this Debenture, if received by it, direct to the holders of Superior Indebtedness (pro rata to each such holder on the basis of the respective amounts of Superior Indebtedness held by such holder) or their representatives, to the extent necessary to pay all Superior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of Superior Indebtedness, before any payment or distribution is made to the holder of the indebtedness evidenced by this Debenture.

                 After all Superior Indebtedness is paid in full and until this Debenture is paid in full, the holder of this Debenture shall be subrogated to the rights of holders of Superior Indebtedness to receive distributions of assets of the Company applicable to Superior Indebtedness; and, for the purposes of such subrogation, a distribution made under the immediately preceding paragraph to holders of Superior Indebtedness that otherwise would have been made to the holder of this Debenture shall not, as between the Company, its creditors other than the holders of Superior Indebtedness, and the holder of this Debenture, be considered to be a payment by the Company on Superior Indebtedness.

                 The principal amount of this Debenture and all accrued but unpaid interest thereon shall become immediately due and payable upon the occurrence of any of the following events:

                 (a) upon notice from the Lender, if the Company shall default in the payment of principal or interest on this Debenture when due and such default shall have continued for five Domestic Business Days; or

                 (b) the Company shall admit in writing its inability to pay its debts generally as such debts become due; or

                 (c) the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

                 (d) a proceeding or case shall be commenced, without the application or consent of the Company, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or of all or any substantial part of its assets, or (iii) similar relief in respect of the Company under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, and such proceeding or case shall continue undismissed for a period of 60 days; or an order for relief against the Company shall be entered in an involuntary case under the Federal Bankruptcy Code or under any other similar law.

                 The books and records of the Lender shall, absent manifest error, be conclusive as to all amounts and determinations payable or made hereunder.

                 If any payment is scheduled to be made on a day that is not a Domestic Business Day, such payment shall be made on the immediately succeeding Domestic Business Day with the same effect as if made on the date otherwise due. "Domestic Business Day" means any day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in New York, New York or Dallas, Texas.

                          All agreements between the Company and the holder
hereof, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand for payment or acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged or received by the holder hereof exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the holder hereof in excess of the maximum lawful amount, the interest payable to the holder hereof shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the holder hereof shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof such excess shall be refunded to the Company. All interest paid or agreed to be paid to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal (including the period of any renewal or extension hereof) so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the Company and the holder hereof. To the extent that TEX.

REV. CIV. STAT. ANN. art. 5069-1.04, as amended, is applicable to this Debenture, the indicated rate ceiling specified in such article is the applicable ceiling; provided that; if any applicable law permits greater interest, the law permitting the greatest interest shall apply.

        This Debenture shall be governed by, and construed in accordance with, the laws of the State of Texas.



                                  TSG CORPORATION



                                  By: /s/ James K. Lines
                                     ----------------------------------------
                                     Name: James K. Lines
                                     Title: Attorney-in-Fact

                                   SCHEDULE A


                                                   Principal                               Notation
         Date             Prepayment               Balance          Maturity               Made By
         ----             ----------               -------          --------               -------
         ----             ----------               -------          --------               -------

         ----             ----------               -------          --------               -------

         ----             ----------               -------          --------               -------

         ----             ----------               -------          --------               -------

         ----             ----------               -------          --------               -------

         ----             ----------               -------          --------               -------

         ----             ----------               -------          --------               -------

         ----             ----------               -------          --------               -------

         ----             ----------               -------          --------               -------
